Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of January 14, 2021, by and between Jeffrey S. Levy (the “Consultant”) and Atlantic Power Corporation, a corporation existing under the laws of the Province of British Columbia (together with its subsidiaries and affiliates, collectively, the “Company”).

WHEREAS, the Company, TIDAL POWER HOLDINGS LIMITED, a private limited company existing under the laws of the United Kingdom (“BidCo”) and TIDAL POWER AGGREGATOR, LP, a limited partnership existing under the laws of the Cayman Islands (“AssetCo” and, together with BidCo, the “Purchasers”) have entered into that certain Arrangement Agreement and Plan of Arrangement dated as of the date hereof (the “Arrangement Agreement”) (which will constitute a “change in control event” within the meaning of Code Section 409A (as defined below)).

WHEREAS, the Consultant formerly served as an employee and General Counsel, Senior Vice President and Corporate Secretary of the Company and resigned from his employment with the Company effective January 1, 2021; and

WHEREAS, the Company desires to retain the consulting services of the Consultant on a transitional basis to assist the Company solely with respect to matters relating to the Arrangement Agreement and the transactions contemplated thereby, commencing immediately following the execution of the Arrangement Agreement (the date on which such execution occurs, the “Signing Date”), on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, agreements, and covenants herein, the receipt and sufficiency of which is hereby acknowledged, the Consultant and the Company agree as follows:

1.              Consulting Services.

(a)            Consulting Period. The Consultant shall be retained by the Company to perform consulting services for the Company as an independent contractor for the period commencing immediately following the execution of the Arrangement Agreement on the Signing Date and expiring on December 31, 2021 (the “Consulting Period”), unless sooner terminated in accordance with the terms hereof.

(b)           Scope of Consulting Services. During the Consulting Period, the Consultant shall assist the Company as reasonably requested from time to time in responding to inquiries solely with respect to matters relating to the Arrangement Agreement and the transactions contemplated thereby, about which the Consultant, by virtue of his prior employment with the Company, has relevant knowledge and information (the “Consulting Services”). The Consultant shall report directly to the Chief Executive Officer of the Company, or such other officer or director of the Company as may be determined from time to time by the Chief Executive Officer.

(c)         Performance of Consulting Services. The Consulting Services will be performed at such times as mutually agreed upon by the Company and the Consultant; provided that, the Company expressly acknowledges and agrees that during the Consulting Period (i) the Consultant’s full-time employment shall have priority over the performance of the Consulting Services, and (ii) the Consultant will be employed full-time with another business enterprise in the energy infrastructure business with investments in power generation, transmission, storage, and related projects that may compete with or have business interests adverse to those of the Company.

(d)          Status as Independent Contractor; Limited Authority. The Consultant hereby acknowledges and agrees that (i) he shall provide the Consulting Services to the Company as an independent contractor, (ii) this Agreement shall not be construed to create any association, partnership, joint venture, employment or agency relationship between the Consultant and the Company for any purpose and (iii) he may not, at any time, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever.

(e)            Consulting Fee. In consideration of (i) the Consulting Services and (ii) continued compliance with Section 2 hereof, subject to the occurrence of the Effective Time (as defined in the Arrangement Agreement), the Company shall pay the Consultant a consulting fee of US$600,000 in the aggregate (the “Consulting Fee”), which will be fully-earned as of the Effective Time, and due and payable in equal quarterly payments of US$150,000 on the last business day of each quarter during the Consulting Period. In the event that a scheduled quarterly payment date occurs prior to the Effective Time, any payment that would have been paid on such date shall be paid concurrently with the Effective Time.

(f)            Taxes. The parties hereby acknowledge and agree that the Consulting Fee shall not be deemed to be wages and the Consultant will have sole responsibility for the withholding or payment of taxes, including income, social security, employment, self-employment or other taxes that may be applicable to the Consultant or payable by reason of the Consulting Services rendered by the Consultant to the Company or the Consulting Fee payable to the Consultant by the Company. The aggregate amount paid to the Consultant during the calendar year of the Consulting Period will be reported by the Company to the Consultant and the U.S. Internal Revenue Service on an IRS Form 1099-MISC.

(g)            Expenses. The Consultant shall not incur any out-of-pocket expenses in connection with the provision of Consulting Services without the prior approval of the Company.

(h)           Early Termination. The Company or the Consultant may elect to terminate the Consulting Services prior to the end of the Consulting Period; provided that, if the Company terminates the Consulting Services prior to the end of the Consulting Period for any reason other than the Consultant’s material breach of his obligations under this Agreement, which the Consultant has not cured within 30 days after receiving reasonable notice of such breach from the Company, then the Company shall continue to pay the Consultant the Consulting Fee for the remainder of the Consulting Period in accordance with the terms of this Agreement; and provided further that, if the Consultant terminates the Consulting Services prior to the end of the Consulting Period for any reason other than the Consultant’s death or disability, or the Company’s material breach of its obligations under this Agreement, which the Company has not cured within 30 days after receiving reasonable notice of such breach from the Consultant, then the Company will not be required to pay the Consultant the Consulting Fee for the for the remainder of the Consulting Period in accordance with the terms of this Agreement.

2.              Additional Covenants of the Consultant. The Consultant expressly acknowledges and agrees that:

(a)            the Consultant will return to the Company, and will not retain, all Company files and documents (and any copies thereof in any form or media) and that Consultant shall abide by any and all contractual, common law and/or statutory obligations relating to protection and nondisclosure of the Company’s trade secrets and/or confidential and proprietary documents and information;

(b)           the Consultant will not at any time for any reason whatsoever use or reveal to any person or entity (both commercial and non-commercial) any Confidential Information1 of the Company; provided that, this restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Consultant; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed, but only to the extent such disclosure is required; or (v) information reported to any governmental agency or entity, including but not limited to the Department of Justice, in connection with a possible violation of federal or state law or regulation; and

1 The term “Confidential Information,” as used in this Agreement, shall be given its broadest possible interpretation under law and shall include, but not be limited to, trade secrets, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production or management information, design, process, procedure, formula, invention or improvement; information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; information regarding the skills and compensation of other employees of the Company; and any other confidential and proprietary information and documents related to the Company.

(c)            a breach of any of the foregoing covenants by the Consultant shall constitute a material breach of this Agreement and, subject to Section 1(h), the Company will not be required to pay the Consultant the Consulting Fee for the remainder of the Consulting Period in accordance with the terms of this Agreement.

3.              Miscellaneous.

(a)            Entire Agreement. This Agreement, the Arrangement Agreement and the other documents delivered pursuant hereto or thereto sets forth the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior understandings and agreements between the parties with respect to the subject matter hereof, and neither party shall have any obligation toward the other except as set forth herein. This Agreement may not be amended, or modified except in writing signed by both parties. Notwithstanding anything herein to the contrary, nothing in this Agreement shall (x) prohibit the Consultant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (y) require notification or prior approval by the Company of any such report; provided that, the Consultant is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, the Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

(b)           Severability and Reformation. Each of the provisions of this Agreement constitutes independent and separable covenants. Each of the provisions of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of this Agreement.

(c)           No Waiver. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

(d)           Successors and Assigns. This Agreement and any rights herein granted are personal to the parties hereto and will not be assigned or otherwise transferred by either party without the prior written consent of the other party, and any attempt at violative assignment or other transfer, whether voluntary or by operation of law, will be void and of no force and effect; provided that, the Company shall require any successor (whether direct or indirect, by purchase, merger, plan of arrangement or otherwise) to all or substantially all of the business and/or assets of the Company to assume this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in the Agreement, “the Company” shall mean both the Company (as defined above) and any such successor that assumes this Agreement, by operation of law or otherwise. This Agreement and all of the Consultant’s rights hereunder shall inure to the benefit of and be enforceable by the Consultant’s heirs and estate.

(e)           No Conflict; Governing Law. Each party represents that the performance of all of the terms of this Agreement will not result in a breach of, or constitute a conflict with, any other agreement or obligation of that party. This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles thereof. The parties agree that any action, demand, claim or counterclaim relating to this Agreement shall be commenced in the Commonwealth of Massachusetts, in a court of competent jurisdiction and that the venue for such actions shall lie exclusively in the Commonwealth of Massachusetts.

(f)           Legal Fees. If any action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, or default in connection with any provision of this Agreement, the prevailing party shall be reimbursed by the losing party for all reasonable attorneys’ fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled. The term “prevailing party” shall mean the party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.

(g)           Code Section 409A. The intent of the parties is that payments and benefits under this Agreement shall comply with or be exempt from Internal Revenue Code Section 409A and applicable guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance therewith.

(h)           Notices. All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the addresses maintained in the Company’s records. Notices sent to the Company should be directed to the attention of the Company’s Chief Executive Officer.

4.            Counterpart Agreements. This Agreement may be executed, including by electronic signature, in any number of counterparts (including counterparts by facsimile or any other form of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

5.             Rules of Construction. The parties to this Agreement waive the application of any law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

6.             Captions and Headings. The captions and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed as of the day and year first above written.

ATLANTIC POWER CORPORATION

By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Executive Vice President and Chief Financial Officer

CONSULTANT

/s/ Jeffrey S. Levy
Jeffrey S. Levy

[Signature Page to Consulting Agreement]